FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
(in millions)

	For the Years Ended December 31,
	2015	2016	2017
	(unaudited)
Financing revenue
Operating leases	$4,865	$5,555	$5,552
Retail financing	2,819	3,070	3,451
Dealer financing	1,539	1,760	1,903
Other	57	38	70
Total financing revenue	9,280	10,423	10,976
Depreciation on vehicles subject to operating leases	(3,640)	(4,329)	(4,135)
Interest expense	(2,416)	(2,755)	(3,175)
Net financing margin	3,224	3,339	3,666
Other revenue
Insurance premiums earned	133	156	158
Fee based revenue and other	—	—	243
Total financing margin and other revenue	3,357	3,495	4,067
Expenses
Operating expenses	1,139	1,274	1,295
Provision for credit losses	347	547	588
Insurance expenses	69	125	124
Total expenses	1,555	1,946	2,007

Other income, net	284	330	250

Income before income taxes	2,086	1,879	2,310
Provision for / (Benefit from) income taxes	723	506	(697)
Net income	$1,363	$1,373	$3,007

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions)

	December 31, 2016	December 31, 2017
	(unaudited)
ASSETS
Cash and cash equivalents	$8,077	$9,558
Marketable securities	3,280	2,881
Finance receivables, net	102,981	116,003
Net investment in operating leases	27,209	26,661
Notes and accounts receivable from affiliated companies	811	1,076
Derivative financial instruments	909	935
Other assets	2,822	3,329
Total assets	$146,089	$160,443

LIABILITIES
Accounts payable
Customer deposits, dealer reserves, and other	$1,065	$1,171
Affiliated companies	336	592
Total accounts payable	1,401	1,763
Debt	126,492	137,828
Deferred income taxes	3,230	2,386
Derivative financial instruments	166	310
Other liabilities and deferred income	1,997	2,272
Total liabilities	133,286	144,559

SHAREHOLDER’S INTEREST
Shareholder’s interest	5,227	5,227
Accumulated other comprehensive income / (loss)	(890)	(419)
Retained earnings	8,466	11,076
Total shareholder’s interest attributable to Ford Motor Credit Company	12,803	15,884
Shareholder’s interest attributable to noncontrolling interests	—	—
Total shareholder’s interest	12,803	15,884
Total liabilities and shareholder’s interest	$146,089	$160,443

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

	For the Years Ended December 31,
	2015	2016	2017
	(unaudited)
Cash flows from operating activities
Net income	$1,363	$1,373	$3,007
Adjustments to reconcile net income to net cash provided by operations
Provision for credit losses	347	547	588
Depreciation and amortization	4,465	5,121	4,928
Amortization of upfront interest supplements	(1,078)	(1,341)	(1,686)
Net change in deferred income taxes	1,042	340	(923)
Net change in other assets	129	(413)	(606)
Net change in other liabilities	(348)	462	480
All other operating activities	(210)	142	(123)
Net cash provided by / (used in) operating activities	$5,710	$6,231	$5,665

Cash flows from investing activities
Purchases of finance receivables	(39,512)	(37,494)	(43,232)
Principal collections of finance receivables	31,560	30,924	37,277
Purchases of operating lease vehicles	(14,355)	(14,441)	(12,780)
Proceeds from termination of operating lease vehicles	6,570	7,920	8,538
Net change in wholesale receivables and other short-duration receivables	(5,126)	(1,499)	(874)
Purchases of marketable securities	(12,199)	(7,289)	(5,899)
Proceeds from sales and maturities of marketable securities	12,704	6,756	6,316
Settlements of derivatives	210	215	(117)
All other investing activities	20	(164)	(34)
Net cash provided by / (used in) investing activities	(20,128)	(15,072)	(10,805)

Cash flows from financing activities
Proceeds from issuances of long-term debt	48,124	42,971	44,994
Principal payments on long-term debt	(31,474)	(38,000)	(39,372)
Change in short-term debt, net	1,229	3,403	1,195
Cash distributions to parent	(250)	—	(406)
All other financing activities	(101)	(103)	(105)
Net cash provided by / (used in) financing activities	17,528	8,271	6,306

Effect of exchange rate changes on cash and cash equivalents	(403)	(239)	315

Net increase / (decrease) in cash and cash equivalents	$2,707	$(809)	$1,481

Cash and cash equivalents at January 1	$6,179	$8,886	$8,077
Net increase / (decrease) in cash and cash equivalents	2,707	(809)	1,481
Cash and cash equivalents at December 31	$8,886	$8,077	$9,558